Exhibit 99.1

                Digital Fusion Board Announces the Appointment of
                    Charles Lofty to its Board of Directors

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Dec. 30, 2004--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider, today announced the election of Charles F. "Chuck" Lofty to its Board of Directors. Mr. Lofty, who has a distinguished and successful background in accounting and government contracting, will also serve on the board's Audit Committee.
    Mr. Lofty is a founder and managing partner of RNR Ventures, LLC, a seed capital investment company located in Huntsville, Alabama. He currently serves as a director and/or chief financial officer of several start-up companies. His other previous positions include serving as Vice President of Finance, Contracts and Purchasing as well as the Chief Financial Officer at Nichols Research Corporation, a government contracting company headquartered in Huntsville, Alabama, which was later acquired by CSC Corporation (NYSE:CSC). Mr. Lofty was instrumental in Nichols Research becoming publicly traded on the NASDAQ in 1987 and later completing its secondary offering in 1991. Mr. Lofty was previously a partner in a public accounting firm.
    "We are pleased to add to our Board of Directors someone with Chuck's substantial credentials and impressive background in accounting and the government contracting industry," said Nicholas R. Loglisci, Jr., chairman of the board. "His experience and government contracting acumen will add value and perspective to our Board and in particular to our Audit Committee."
    Mr. Lofty holds a Bachelor of Arts degree in accounting from Mount Marty College.

    About Digital Fusion

    Digital Fusion is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services division provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services division supports a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/structural Dynamics; Models and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. Based in Huntsville AL, Digital Fusion also has offices in Washington D.C., Orlando, and New Jersey. For additional information about Digital Fusion visit http://www.digitalfusion.com.
    Forward Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project", "anticipate,'' "believe,'' "estimate,'' "expect,' "plan", "intend'' and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.



    CONTACT: Digital Fusion Inc., Huntsville
             Roy E. Crippen, 256-837-2620
             rcrippen@digitalfusion.com